Exhibit 10.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: up to US$100,000

Dated: February 21, 2024

FOR VALUE RECEIVED, Feutune Light Acquisition Corporation (the “Maker” or the “Company”) promises to pay to the order of Thunder Power Holdings Limited, if prior to the Closing Date as such terms are defined in the Merger Agreement (as defined below), or the Surviving Corporation, if after the Closing Date (the “Payee” or “TPH”), for the outstanding principal balance (the “Outstanding Principal Balance”) up to One Hundred Thousand US Dollars (US$100,000), on the terms and conditions described below. All payments on this Note shall be made by wire transfer of immediately available funds to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this note (the “Note”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the certain Agreement and Plan of Merger dated October 26, 2023 by and among the Maker, the Payee and Feutune Light Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Maker (the “Merger Agreement”).

1. Principal. The Outstanding Principal Balance of this Note shall be payable by the Maker to the Payee in full upon the earlier to occur of (i) the date on which the Maker consummates a business combination or merger with the Payee which is a qualified target company (as described in its Prospectus (as defined below)) (the “Business Combination”) pursuant to a merger agreement (the “Merger Agreement”), and (ii) the date of expiry of the term of the Maker (each such date, the “Maturity Date”). The principal balance may be prepaid at any time prior to the Maturity Date without penalty. Under no circumstances shall any individual, including but not limited to any officer, director, employee or stockholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2. Purpose of the Note. This Note is issued pursuant to the Merger Agreement and the proceeds of this Note is for the purpose for the Maker to fund its trust account to extend the date by which the Maker must complete its initial business combination from February 21, 2024 to March 21, 2024.

3. Repayment; Extension. The Payee, in its sole discretion, may determine that the repayment of the Outstanding Principal Balance be in cash, or in conversion pursuant to Section 4, on the Maturity Date. In the event that the Business Combination is being negotiated in good faith and shows a reasonable chance of being consummated, the Payee in its sole discretion may agree on the same or different terms and conditions to further extend the monthly extension payments to the Maker, thereby incurring additional promissory notes from the Maker to the Payee. So long of there is an Outstanding Principal Balance to this Note or any additional promissory note, the Maker and the Payee must mutually agree if to extend the consummation of the Business Combination Period beyond March 21, 2024.

4. Conversion Rights. The Payee has the right, but not the obligation, to convert this Note, in whole or in part, into private units (the “Units”) of the Maker, each consisting of one share of Class A common stock, one warrant and one right to receive one-tenth (1/10) of one share of Class A common stock of the Maker, that are identical to the public units of the Maker, as described in the Prospectus of the Maker (File Number 333-264221) (the “Prospectus”), by providing the Maker with written notice of its intention to convert this Note at least two business days prior to the closing of the Business Combination. The number of Units to be received by the Payee in connection with such conversion shall be an amount determined by dividing (x) the sum of the Outstanding Principal Balance payable to such Payee by (y) $10.00.

a. Fractional Units. No fractional Units will be issued upon conversion of this Note. In lieu of any fractional Shares to which Payee would otherwise be entitled, the Maker will pay to Payee in cash the amount of the unconverted Outstanding Principal Balance of this Note that would otherwise be converted into such fractional Unit.

b. Effect of Conversion. If the Maker timely receives notice of the Payee’s intention to convert this Note at least two business days prior to the closing of the Business Combination, this Note shall be deemed to be converted on such closing date. At its expense, the Maker will, upon receipt of such conversion notice, as soon as practicable after consummation of the Business Combination, issue and deliver to Payee, at Payee’s address as requested by Payee in its conversion notice, a certificate or certificates for the number of Units to which Payee is entitled upon such conversion (bearing such legends as are customary pursuant to applicable state and federal securities laws), including a check payable to Payee for any cash amounts payable as a result of any fractional Units as described herein.

5. Interest. This Note does not carry any interest on the Outstanding Principal Balance of this Note, provided, that, any Outstanding Principal Balance not paid on the Maturity Date shall accrue default interest at a rate per annum equal to the interest rate which is the prevailing short term United States Treasury Bill rate, from the Maturity Date until the day on which all Outstanding Principal Balance due are received by the Payee in cash.

6. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including but not limited to reasonable attorney’s and auditor’s fees and expenses, then to the payment in full of any late charges, and finally to the reduction of the Outstanding Principal Balance of this Note.

7. Events of Default. The following shall constitute an event of default (each, an “Event of Default”):

a. Failure to Make Required Payments. Failure by the Maker to pay the Outstanding Principal Balance due pursuant to this Note more than 5 business days after the Maturity Date.

b. Voluntary Bankruptcy, etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

c. Involuntary Bankruptcy, etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

d. Breach of Other Obligations. The Maker fails to perform or comply with any one or more of its obligations under this Note including the application of the proceeds of the Note to fund any other activities of the Maker other than the monthly extension payments.

e. Cross Default. Any present or future indebtedness of the Maker in respect of moneys borrowed or raised becomes (or becomes capable of being declared) due and payable prior to its stated maturity by reason of any event of default, or any such indebtedness is not paid when due or, as the case may be, within any applicable grace period.

f. Enforcement Proceedings. A distress, attachment, execution or other legal process is levied or enforced on or against any assets of the Maker which is not discharged or stayed within 30 days.

g. Unlawfulness and Invalidity. It is or becomes unlawful for the Maker to perform any of its obligations under this Note, or any obligations of the Maker under this Note are not or cease to be legal, valid, binding or enforceable.

8. Remedies.

a. Upon the occurrence of an Event of Default specified in Section 7(a) and 7(d) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the Outstanding Principal Balance of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained herein or in the documents evidencing the same to the contrary.

b. Upon the occurrence of an Event of Default specified in Sections 7(b), 7(c), 7(e), 7(f) and 7(g) hereof, the Outstanding Principal Balance of this Note, and all other sums payable with regard to this Note hereunder, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

9. Taxes. The Maker will pay all amounts due hereunder free and clear of and without reduction for any taxes, levies, imposts, deductions, withholding or charges imposed or levied by any governmental authority or any political subdivision or taxing authority thereof with respect thereto (“Taxes”). The Maker will pay on behalf of the Payee all such Taxes so imposed or levied and any additional amounts as may be necessary so that the net payment of principal and any interest on this Note received by the Payee after payment of all such Taxes shall be not less than the full amount provided hereunder.

10. Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

11. Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder. For the purpose of this Note, “business day” shall mean a day (other than a Saturday, Sunday or public holiday) on which banks are open in New York City, New York, the British Virgin Islands, Hong Kong or Taiwan for general banking business.

12. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service to the address most recently provided in writing to such party or such other address as may be designated in writing by such party, (ii) by fax to the number most recently provided to such party or such other fax number as may be designated in writing by such party, or (iii) by email, to the email address most recently provided to such party or such other email address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on (a) the day of delivery, if delivered personally, (b) only if the receipt is acknowledged, the day after such receipt, if sent by fax or email, (c) the business day after delivery to an overnight courier service, if sent by an overnight courier service, or (d) 5 days after mailing if sent by first class registered or certified mail.

13. Construction. This Note shall be construed and enforced in accordance with the laws of New York, without regard to conflict of law provisions thereof.

14. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any amounts contained in the trust account deriving from the proceeds of the IPO conducted by the Maker, as described in greater detail in the Prospectus filed with the Securities and Exchange Commission in connection with the IPO (the “Trust Account Funds”) set aside for the benefit of the public shareholders of the Maker and the underwriters of the IPO pursuant to the Investment Management Trust Agreement (as defined in the Prospectus), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim from such sums in the Trust Account Funds. If Maker does not consummate the Business Combination, this Note shall be repaid from amounts remaining in the Trust Account Funds after the payment of the public shareholders and the underwriters of the IPO, if any, and from the proceeds of the sale of securities in a private placement if any as described in greater detail in Section 7.5 of the Merger Agreement. If Maker consummates any business combination with any target company, this Note shall be repaid from the proceeds of such business combination in the form determined by the Payee in its sole discretion.

15. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

16. Assignment. This Note shall be binding upon the Maker and its successors and assignees and is for the benefit of the Payee and its successors and assignees, except that the Maker may not assign or otherwise transfer its rights or obligations under this Note. The Payee may at any time without the consent of or notice to the Maker assign to one or more entities all or a portion of its rights under this Note.

[signature page follows]

The Parties, intending to be legally bound hereby, have caused this Note to be duly executed by the undersigned as of the day and year first above written.

MAKER:

Feutune Light Acquisition Corporation, if prior to the Merger Effective Time

or

PubCo, if after the Merger Effective Time

By:	/s/ Yuanmei Ma
Name:	Yuanmei Ma
Title:	Chief Financial Officer

PAYEE:

Thunder Power Holdings Limited, if prior to the Closing Date

or

Surviving Corporation, if after the Closing Date

By:	/s/ Wellen Sham
Name:	Wellen Sham
Title:	Chief Executive Officer of TPH

[signature page to the promissory note]

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